EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of We Save Homes, Inc. (the "Company") on Form 10-Q for the period ending March, 31 2010 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ryan Boyajian, President and Interim-Chief Financial Officer of the Company, certify to my knowledge and in my capacity as an office of the Company, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and,

2.
The information contained in the Report faily presents, in all material respects, the financial condition and results of operations of the Company as of the dates for the periods expressed in the Report.

Date: May 24, 2010

By:	/s/ Ryan Boyajian
Ryan Boyajian,
President and Interim-Chief Financial Officer (Principal Executive, Finance and Accounting Officer)

A certification furnished pursuant to this Item will not be deemed “filed” for purposes of section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the small business issuer specifically incorporates it by reference.